Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 11, 1998, included in Friede Goldman International Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


  ARTHUR ANDERSEN LLP
  New Orleans, Louisiana
  December 14, 1998